4.2

Code of Ethics

CODE OF ETHICS

I.

Statement of General Principles

This Code of Ethics has been adopted by Adirondack Funds (the “Trust”) and Adirondack Research and Management, Inc. (“ARMI” or the “Adviser”), the adviser to the Trust, for the purpose of instructing all employees, officers, directors and trustees of the Trust and ARMI, in their ethical obligations and to provide rules for their personal securities transactions. All such persons owe a fiduciary duty to the Trust and its shareholders. All such persons also owe a fiduciary duty to the other clients of ARMI. A fiduciary duty means a duty of loyalty, fairness and good faith towards the Trust, its shareholders, and other clients of ARMI, and the obligation to adhere not only to the specific provisions of this Code but to the general principles that guide the Code. These general principles are:

•

The duty at all times to place the interests of the Trust, its shareholders, and other clients of ARMI first;

•

The requirement that all personal securities transactions be conducted in a manner consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of any individual’s position of trust and responsibility; and

•

The fundamental standard that such employees, officers, directors and trustees should not take inappropriate advantage of their positions, or of their relationship with the Trust, its shareholders, and other clients of ARMI.

It is imperative that the personal trading activities of the employees, officers, directors and trustees of the Trust and the Adviser, respectively, be conducted with the highest regard for these general principles in order to avoid any possible conflict of interest, any appearance of a conflict, or activities that could lead to disciplinary action. This includes executing transactions through or for the benefit of a third party when the transaction is not in keeping with the general principles of this Code.

All personal securities transactions must also comply with the Securities & Exchange Commission’s Rule 17j-1 and 204A-1. Under these rules, no Employee may:

•

employ any device, scheme or artifice to defraud the Trust or any of its shareholders;

•

make to the Trust or any of its shareholders any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•

engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or any of its shareholders; or

•

engage in any manipulative practice with respect to the Trust or any of its shareholders.

II.

Definitions

A.

Advisory Employees: Employees who, in connection with their regular functions or duties, make, participate in, or obtain information regarding the purchase or sale of securities by a Fund or other clients of ARMI, or whose functions relate to the making of any recommendation with respect to purchases or sales. The Compliance Officer will maintain a current list of all Advisory Employees.

B.

Beneficial Interest: ownership or any benefits of ownership, including the opportunity to directly or indirectly profit or otherwise obtain financial benefits from any interest in a security.

C.

Compliance Officer: the Compliance Officer for the Trust and ARMI is Jarrod Becker; with respect to reports from the Compliance Officer, Greg Roeder will review.

D.

Disinterested Trustees: trustees of the Trust whose affiliation with the Trust is solely by reason of being a trustee of the Trust.

E.

Employee Account: each account in which an Employee or a member of his or her family has any direct or indirect Beneficial Interest or over which such person exercises control or influence, including, but not limited to, any joint account, partnership, corporation, trust or estate. An Employee’s family members include the Employee’s spouse, minor children, any person living in the home of the Employee and any relative of the Employee (including in-laws) to whose support an Employee directly or indirectly contributes.

F.

Employees: the employees, officers, and trustees of the Trust and the employees, officers and directors of the Adviser. The Compliance Officer will maintain a current list of all Employees.

G.

Exempt Transactions: transactions which are 1) effected in an amount or in a manner over which the Employee has no direct or indirect influence or control, 2) pursuant to a systematic dividend reinvestment plan, systematic cash purchase plan or systematic withdrawal plan, 3) in connection with the exercise or sale of rights to purchase additional securities from an issuer and granted by such issuer pro-rata to all holders of a class of its securities, 4) in connection with the call by the issuer of a preferred stock or bond, 5) pursuant to the exercise by a second party of a put or call option, 6) closing transactions no more than five business days prior to the expiration of a related put or call option, 7) inconsequential to any Fund because the transaction is very unlikely to affect a highly liquid market or because the security is clearly not related economically to any securities that a Fund may purchase or sell.

H.

Funds: any series of the Trust.

I.

Related Securities: securities issued by the same issuer or issuer under common control, or when either security gives the holder any contractual rights with respect to the other security, including options, warrants or other convertible securities.

J.

Securities: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a “security,” or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing; except for the following: 1) securities issued by the government of the United States,

2) bankers’ acceptances, 3) bank certificates of deposit, 4) commercial paper, and 5) shares of unaffiliated registered open-end investment companies.

K.

Securities Transaction: the purchase or sale, or any action to accomplish the purchase or sale, of a Security for an Employee Account.

III.

Personal Investment Guidelines

A.

Personal Accounts

1.

The Personal Investment Guidelines in this Section III do not apply to Exempt Transactions unless the transaction involves a private placement or initial public offering. Employees must remember that regardless of the transaction’s status as exempt or not exempt, the Employee’s fiduciary obligations remain unchanged.

2.

While trustees of the Trust are subject at all times to the fiduciary obligations described in this Code, the Personal Investment Guidelines and Compliance Procedures in Sections III and IV of this Code apply to Disinterested Trustees only if such person knew, or in the ordinary course of fulfilling the duties of that position, should have known, that during the fifteen days immediately preceding or after the date of such person’s transaction that the same Security or a Related Security was or was to be purchased or sold for a Fund or that such purchase or sale for a Fund was being considered, in which case such Sections apply only to such transaction.

3.

Advisory Employees may not execute a Securities Transaction on a day during which a purchase or sell order in that same Security or a Related Security is pending for a Fund or other client of ARMI unless the Securities Transaction is combined (“blocked”) with the Fund’s or other client’s transaction. Securities Transactions executed in violation of this prohibition shall be unwound or, if not possible or practical, the Advisory Employee must disgorge to the Fund/other client the value received by the Advisory Employee (via check) due to any favorable price differential received by the Advisory Employee. For example, if the Advisory Employee buys 100 shares at $10 per share, and the Fund buys 1000 shares at $11 per share, the Advisory Employee will pay $100 (100 shares x $1 differential) to the Fund. Disgorgement for any favorable price differential as discussed above will only be undertaken if it is above the de minimis amount of $25 per client account effected.

3-1.

Section 3 directly above (block trading) takes precedence over Section 3-1 (trading within three calendar days). Making sure trades are blocked with clients does more to insure potential conflicts of interest are minimized, front- running activities are minimized, and interests of clients come first than does the trading within three days policy (client and employee have exact same interest in trade at the same time, and employee can remove self from trade if trade not fully filled). As long as trades are blocked per Section 3 above, violation of trading within three days will not be considered. Otherwise, Advisory Employees may not execute a Securities Transaction within three calendar days during which a purchase or sell order in that same Security or a Related Security is pending for a Fund or other client of ARMI. Securities Transactions executed in violation of this prohibition shall be unwound or, if not possible or practical, the Advisory Employee must disgorge to the Fund/other client the value received by the Advisory Employee (via check) due to any favorable price differential received by the Advisory Employee. For example, if the Advisory Employee buys 100 shares at $10 per share, and the Fund buys 1000 shares at $11 per share, the Advisory Employee will pay $100 (100 shares x $1 differential) to the Fund. Disgorgement for any favorable price differential as discussed above will only be undertaken if it is above the de minimis amount of $25 per client account effected.

4.

Any Securities Transactions of an Advisory Employee in a private placement must be authorized by the Compliance Officer, in writing, prior to the transaction. In connection with a private placement acquisition, the Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for a Fund or other client of ARMI, and whether the opportunity is being offered to the Advisory Employee by virtue of the Advisory Employee’s position with the Trust or the Adviser. If the private placement acquisition is authorized, the Compliance Officer shall retain a record of the authorization and the rationale supporting the authorization. Advisory Employees who have been authorized to acquire securities in a private placement will, in connection therewith, be required to disclose that investment if and when the Advisory Employee takes part in any subsequent investment in the same issuer. In such circumstances, the determination to purchase Securities of that issuer on behalf of a Fund or other clients of ARMI will be subject to an independent review by personnel of the Adviser with no personal interest in the issuer.

5.

Advisory Employees are prohibited from acquiring any Securities in an initial public offering without the prior written approval of the Compliance Officer. This restriction is imposed in order to preclude any possibility of an Advisory Employee profiting improperly from the Advisory Employee’s position with the Trust or the Adviser. If the initial public offering is authorized, the Compliance Officer shall retain a record of the authorization and the rationale supporting the authorization.

B.

Other Restrictions

Advisory Employees are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization by the Compliance Officer. The consideration of prior authorization will be based upon a determination that the board service will be consistent with the interests of the Trust, the Funds’ shareholders, and other clients of ARMI. In the event that board service is authorized, Advisory Employees serving as directors will be isolated from other Advisory Employees making investment decisions with respect to the securities of the company in question.

IV.

Compliance Procedures

A.

Employee Disclosure

1.

Within ten (10) days of commencement of employment with the Trust or the Adviser, each Employee must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, and each Advisory Employee must disclose the following information, which information must be current as of a date no more than 45 days prior to the date the person became an Advisory Employee: a) the title, number of shares and principal amount of each Security in which the Advisory Employee has a Beneficial Interest when the person became an Advisory Employee, b) the name of any broker/dealer/bank with whom the Advisory Employee maintained an account in which any Securities are held for the direct or indirect benefit of the Advisory Employee when the person became an Advisory Employee, and c) the date the report is submitted.

2.

Annually, each Employee must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, that he or she has complied with the requirements of this Code and has disclosed or reported all personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code. In addition, each Advisory Employee shall annually provide the following information (as of a date no more than 30 days before the report is submitted): a) the title, number of shares and principal amount of each Security in which the Advisory Employee had any Beneficial Interest, b) the name of any broker, dealer or bank with whom the Advisory Employee maintains an account in which any Securities are held for the direct or indirect benefit of the Advisory Employee, and c) the date the report is submitted.

B.

Compliance

1.

All Advisory Employees may provide copies of all periodic broker account statements to the Compliance Officer. If not, each Advisory Employee must report, no later than thirty (30) days after the close of each calendar quarter, on the Securities Transaction Report form provided by the Trust/Adviser, all transactions in which the Advisory Employee acquired or sold any direct or indirect Beneficial Interest in a Security, including Exempt Transactions, and certify that he or she has reported all transactions required to be disclosed pursuant to the requirements of this Code. The report will also identify any trading account, in which the Advisory Employee has a direct or indirect Beneficial Interest, established during the quarter with a broker, dealer or bank. The Advisory Employee may exclude transactions effected pursuant to an automatic investment plan. An automatic investment plan is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

2.

The Compliance Officer will, on a quarterly basis, check the trading account statements provided by brokers to verify that the Advisory Employee has not violated the Code.  The Compliance Officer shall identify all Advisory Employees, inform those persons of their reporting obligations, and maintain a record of all current and former Advisory Employees (access persons).

3.

If an Employee violates this Code, the Compliance Officer will report the violation to management personnel of the Trust and/or the Adviser and set forth appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Employee, or suspension or termination of the Employee’s relationship with the Trust and/or the Adviser.

4.

The management personnel of the Trust and Adviser will prepare an annual report to the Trust’s board of trustees, respectively, that summarizes existing procedures and any changes in the procedures made during the past year, and certifies to the Trust’s Board of Trustees that the Adviser and the Trust have each adopted procedures reasonably necessary to prevent Advisory Employees from violating this Code. The report will describe any issues existing under this Code since the last report, including without limitation, information about any material violations of this Code, any significant remedial action during the past year and any recommended procedural or substantive changes to this Code based on management’s experience under this Code, evolving industry practices or legal developments.

Responsible Party/Compliance Process: Chief Compliance Officer(s) of the Trust and ARMI, respectively.

Approved:__________________

Revised:____________________

ANNUAL EMPLOYEE SECURITIES REPORT

This information is current as of _______________ (must be current as of a date no more than 45 days before the Report is submitted). Please list all Securities in which you have a Beneficial Interest, as defined in the Code of Ethics.

Security (name, type, CUSIP or ticker symbol)	# of Shares and Principal Amount	Date Acquired

Please list all brokers, dealers and banks that maintain a brokerage account in which you have a Beneficial Interest, as defined in the Code of Ethics.

Name of Broker, Dealer or Bank	Account Name

I certify that I have read and understand the Code of Ethics and recognize that I am subject to it. I certify that this is a complete list of all Securities in which I have a Beneficial Interest, and that I have complied with the requirements of the Code of Ethics including disclosure of all Securities Transactions for which the Code of Ethics requires disclosure.

Printed Name: _____________________________________  Signature: ________________________________________

Date: __________________________

PRE-CLEARANCE OF SECURITY TRANSACTION

To:

Compliance Officer

From:  ____________________________________

             (Name of Employee)

Date:  __________________________________

1.

I hereby seek approval for the ☐ purchase/☐ sale of _____________shares or $___________par value of

__________________________ for the cash or margin account of ________________________.

2.

The price per share or contract is approximately $_____________________.

3.

The transaction ☐ is/☐ is not in connection with a private placement or an initial public offering.

4.

Said transaction was recommended to me by: _____________________________.

I have no knowledge of any pending purchase or sell order for this Security or a Related Security.

I have read the Code of Ethics within the past year and recognize that I am subject to it.

After inquiry, I am satisfied that this transaction is consistent with the Code of Ethics and the Insider Trading Policy. If I become aware that the trade does not comply with this Code or that the statements made on the request are no longer true, I will immediately notify the Compliance Officer.

_______________________________________________________

Signature of Employee

APPROVED: ____________________________

DATE: ___________________________

TRANSACTION COMPLETED: Date ___________

No. of Shares _________

Price ________

TRANSACTION UNFILLED: __________________________

COMMENTS/FOLLOW UP:

This authorization is valid until close of business on the second trading day following authorization.

QUARTERLY SECURITIES TRANSACTION REPORT

Calendar Quarter/Year: ______________

Persons subject to the Code of Ethics must report ALL Securities Transactions (including Exempt Transactions and transactions involving affiliated mutual Funds) as defined in the Code of Ethics, executed during the reporting period. DO NOT ATTACH BROKERAGE REPORTS. The report must be returned to the Compliance Officer, regardless of whether any Securities Transactions occurred, before the 30th day after the close of the calendar quarter. Please note that this Report covers all Securities in which you have a Beneficial Interest.

☐

I have executed no Securities Transactions during the quarter.

☐

The following is a complete list of my Securities Transactions:

Security*	Transaction Date	Purchase, Sale, or Other	# of Shares & Principal Amount of Security	Price	Executing Broker

*Provide interest rate, maturity date, ticker symbol or CUSIP, if applicable

I have not opened a brokerage account during the quarter.

The following is a complete list of all brokerage accounts I opened during the quarter:

Name of Broker, Dealer or Bank:	Account Name:	Date Established:

I certify that I have read and understand the Code of Ethics and that I have complied with the requirements of the Code of Ethics, including disclosure of all Securities Transactions that require disclosure.

Printed Name: _________________________________________       Signature: _________________________________________

Filing Date: _______________________________

THIS REPORT SHALL NOT BE CONSTRUED AS AN ADMISSION THAT THE REPORTING PERSON HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN ANY SECURITY TO WHICH THIS REPORT RELATES.

NEW EMPLOYEE SECURITIES REPORT

This information is current as of __________________ (must be current as of a date no more than 45 days before your commencing employment). Return to Compliance Officer within 10 days of your commencing employment.

Please list all Securities in which you have a Beneficial Interest, as defined in the Code of Ethics.

Security (name, type, CUSIP or ticker symbol)	# of Shares or Principal Amount	Date Acquired

Please list all brokers, dealers and banks that maintain a brokerage account in which you have a Beneficial Interest, as defined in the Code of Ethics.

Name of Broker, Dealer or Bank	Account Name

I certify that I have read and understand the Code of Ethics and recognize that I am subject to it. I certify that this is a complete list of all Securities in which I have a Beneficial Interest, and that I have complied with the requirements of the Code of Ethics including disclosure of all Securities Transactions for which the Code of Ethics requires disclosure.

Printed Name: __________________________________    Signature: ___________________________________

Date: ___________________________

ANNUAL ISSUES REPORT AND CERTIFICATION OF ADIRONDACK FUNDS

For the period _____________ to ____________

A.

Issues Report. Rule 17j-1 under the 1940 Act requires that Adirondack Funds (the “Trust”) submit at least annually, for the Board of Trustees’ consideration, a written report describing any issues arising under the Trust’s Code of Ethics, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations.

[Describe all issues relevant to the Board or state that there are no issues to report.] No issues to report.

B.

Certification. The undersigned authorized officer of the Trust hereby certifies to the Board that the Trust has adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code) from violating the Code.

Date: _______________   Authorized Officer: ______________________________________

ANNUAL ISSUES REPORT AND CERTIFICATION OF ADIRONDACK RESEARCH

AND MANAGEMENT, INC.

For the period ____________ to  ____________

A.

Issues Report. Rule 17j-1 under the 1940 Act requires that Adirondack Research and Management, Inc. (the “Adviser”), adviser to the Adirondack Funds submit at least annually, for the Board of Trustees’ consideration, a written report describing any issues arising under the Trust’s Code of Ethics, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations.

[Describe all issues relevant to the Board or state that there are no issues to report.] No issues to report.

B.

Certification. The undersigned authorized officer of the Adviser hereby certifies to the Board that the Trust has adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code) from violating the Code.

Date: ________________   Authorized Officer: ______________________________________